Consent of Independent Registered Public Accounting Firm

The Board of Trustees

BNY Mellon Funds Trust:

We consent to the use of our reports dated February 21, 2008 incorporated by reference in this Form N-14 and to the references to our firm herein under the headings “Independent Registered Public Accounting Firms”, “Financial Statements and Experts” and section 4.2 (g) of “Representations and Warranties”.

/s/ KPMG LLP

New York, New York

March 24, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of BNY Mellon Funds Trust and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton Core Bond Fund, BNY Hamilton Intermediate Tax-Exempt Fund, BNY Hamilton Small Cap Growth Fund, BNY Hamilton Small Cap Core Equity Fund, BNY Hamilton Intermediate Government Fund, BNY Hamilton Intermediate New York Tax-Exempt Fund, and BNY Hamilton International Equity Fund, each a series of shares of BNY Hamilton Funds, Inc. Such financial statements and financial highlights appear in the 2007 Annual Reports to Shareholders which are incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 26, 2008